SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934
                         (Amendment No.      )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted By Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                     RESORT INCOME INVESTORS, INC.
           (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

           N/A

     (2)   Aggregate number of securities to which transaction applies:

           N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): In accordance with Rule 0-11(c), the fee was calculated to be one-fiftieth of one percent of the aggregate of the cash and value of the securities and other property to be distributed to the security holders of Resort Income Investors, Inc. Market values as of May 1, 1998 are used for all applicable securities as defined in accordance with Rule 0-11(a)(4).

     (4)   Proposed maximum aggregate value of transaction:  $2,576,720

     (5)   Total fee paid:  $515

[X]   Fee (a portion -- $166) paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:  N/A

     (2)   Form, Schedule or Registration Statement No.:  N/A

     (3)   Filing Party:  N/A

     (4)   Date Filed:  N/A

                     RESORT INCOME INVESTORS, INC.
                        150 South Wacker Drive
                              Suite 2900
                        Chicago, Illinois 60606
                             312-683-3323

                             June 19, 1998

Dear Stockholder:

     The Company will hold a special meeting of stockholders on Thursday, July 16, 1998 to consider and vote on a proposal to liquidate all of the assets of the Company, satisfy all known Company obligations and liabilities, and distribute the remaining cash pro-rata to the stockholders. The members of the Board of Directors have unanimously approved the liquidation proposal. The Board unanimously recommends that you vote FOR the liquidation proposal.

     Under the liquidation proposal, the Board of Directors will file a certificate of dissolution for the Company, wind-up the Company's affairs, endeavor to convert all of the assets of the Company into cash or cash equivalents, pay from Company funds all Company liabilities, and distribute all Company assets in one or more distributions to the Company's stockholders. The first distribution is estimated to be late in the fourth quarter of 1998 and is expected to be in the amount of approximately ninety-five to ninety-nine percent (95-99%) of the total funds available for distribution to the Company's stockholders after payment of Company obligations and liabilities. If additional Company funds (net of Company liabilities) are available for distribution, the Company will make a second or final distribution in early 1999.

     The estimated pre-tax value of the total estimated cash distributions to the Company's stockholders based on the number of shares of Company common stock outstanding on June 18, 1998, ranges between $2,150,000 and $2,575,000.

     This proposal is the final action designed to implement the orderly self-liquidation of the Company's assets. The decision to liquidate the Company was announced on June 29, 1995 and was projected to occur within a 24 to 36 month period.

     The meeting will begin promptly at 10:00 a.m. at The 410 Club, 410 North Michigan Avenue, Chicago, Illinois 60611. The only business on the agenda is the liquidation proposal. The official Notice of Special Meeting, Proxy Statement and form of proxy are included with this letter.

     The vote of every stockholder is particularly important for this special meeting. Mailing your completed proxy will not prevent you from voting in person at the meeting if you elect to do so.

     Please sign, date and promptly mail your proxy. Your cooperation is greatly appreciated.

                                       Sincerely,



                                       John R. Young
                                       Chairman of the Board
                                       and President

                     RESORT INCOME INVESTORS, INC.
                        150 South Wacker Drive
                              Suite 2900
                        Chicago, Illinois 60606
                             312-683-3323

                             June 19, 1998

             ____________________________________________


               NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

             ____________________________________________

     This special meeting of stockholders (the "Special Meeting") of Resort Income Investors, Inc., a Delaware corporation (the "Company"), will be convened at The 410 Club, 410 North Michigan Avenue, Chicago, Illinois 60611 on July 16, 1998, at 10:00 a.m. (Central Standard Time) (the "Special Meeting Date") to consider and vote on a proposal (the "Liquidation Proposal") as more fully described in the attached Proxy Statement. The Special Meeting may be adjourned by such further notice as provided at the Special Meeting.

     The Liquidation Proposal provides that the Company will be dissolved and that the Board of Directors will convert all or substantially all of the assets of the Company into cash or cash equivalents, wind-up the Company's affairs, pay or adequately provide for the payment of all Company obligations and liabilities, and distribute pro-rata to or for the benefit of Company stockholders, in one or more distributions, all of the Company's cash.

     All stockholders of record at the close of business on June 18, 1998 are entitled to notice of and to vote at the Special Meeting on the Special Meeting Date or any adjournment or postponement thereof. The Company is soliciting proxies, pursuant to the attached Proxy Statement, for use at the Special Meeting. No business other than the Liquidation Proposal will be considered at the Special Meeting or at any adjournment or postponement thereof.


                                       Neil D. Hansen


                                       Secretary





                        YOUR VOTE IS IMPORTANT

     Whether or not you plan to attend the Special Meeting in person, please complete, sign and date the enclosed form of proxy, and mail it promptly in the envelope provided. Thank you.

                     RESORT INCOME INVESTORS, INC.
                 ____________________________________

                        PROXY STATEMENT SUMMARY
                 ____________________________________

     This summary is qualified by the more detailed information contained elsewhere in this Proxy Statement which should be read in its entirety.

                          THE SPECIAL MEETING

     DATE, TIME AND PLACE OF THE SPECIAL MEETING. The special meeting of stockholders (the "Special Meeting") of Resort Income Investors, Inc. (the "Company") will be held at The 410 Club, 410 North Michigan Avenue, Chicago, Illinois 60611 on Thursday, July 16, 1998, at 10:00 a.m. (Central Standard Time) (the "Special Meeting Date").

     PURPOSE OF THE SPECIAL MEETING. The Special Meeting is being held to consider and vote on a proposal (the "Liquidation Proposal") to dissolve the Company and to begin implementation of a plan of liquidation and distribution of the Company's assets. If the Liquidation Proposal is approved, the Company's Board of Directors (the "Board") will file a certificate of dissolution, wind-up the Company's affairs, endeavor to convert all Company assets into cash or cash equivalents, pay or adequately provide for the payment of all Company obligations and liabilities, and distribute pro-rata in one or more liquidating distributions to or for the benefit of all holders of common stock of the Company (the "Stockholders"), as of the applicable record date, all of the Company's cash.

     Stockholders are encouraged to read the Liquidation Proposal attached as Exhibit A to this Proxy Statement in its entirety.

     RECOMMENDATION OF THE BOARD. The Board has unanimously approved the Liquidation Proposal and recommends that the Stockholders vote FOR the Liquidation Proposal. For a description of the reasons for the Liquidation Proposal, see "Reasons for Liquidation -- Reasons for the Liquidation Proposal."

     SPECIAL MEETING RECORD DATE. June 18, 1998 (the "Special Meeting Record Date").

     VOTING. At the Special Meeting, each Stockholder of record as of the Special Meeting Record Date will be entitled to one vote for each share of common stock of the Company ("Share") held as of such date. The Liquidation Proposal requires the affirmative vote of holders of a majority of outstanding Shares of the Company. Pursuant to the Company's Restated Certificate of Incorporation, the Board has the right to restrict the voting rights of groups or individuals that hold more than 9.9% of the outstanding Shares (the "Limit"). The Board also has the right to prohibit any Stockholder who owns Shares in excess of the Limit from voting those Shares in excess of the Limit, however, it is not currently believed that any Stockholder's Share ownership exceeds the Limit.

     APPRAISAL RIGHTS. Under the Delaware General Corporation Law (the "DGCL"), no appraisal rights or similar rights of dissenters are available to Stockholders in connection with the Liquidation Proposal.

                        REASONS FOR LIQUIDATION


     REASONS FOR THE LIQUIDATION PROPOSAL. The Company was organized for the purpose of enabling Stockholders to participate in mortgage loans primarily to entities affiliated with Christopher B. Hemmeter ("CBH"), secured by real property or other qualifying assets owned or to be acquired for the development of luxury destination resorts. The Company then subsequently changed the focus for its mortgage loans to real property or other qualifying assets owned or to be acquired for gaming-relating developments. The Company has previously loaned money to CBH, his wife, and entities affiliated with CBH, which loans have been in default. The Company does not presently participate in any mortgage loans for any gaming-related developments. With the exception of the subleasehold interest in International Marketplace, a rental property located in Honolulu, Hawaii ("International Marketplace"), the Company's assets consist entirely of cash, cash equivalents, other securities and certain rights related to CBH's bankruptcy. See "Reasons for Liquidation -- Description of the Company's Assets."

     The Board has determined that the Company's current activities are not sufficient to justify the Company's current administrative costs and expenses, including professional fees and other expenses. The Board has not received an alternate sale or other proposal which would provide for a greater distribution to the Stockholders. The Board believes that the aggregate of the pre-tax value of the liquidating distributions in the hands of the Stockholders is likely to exceed the probable trading value of the Shares in the foreseeable future.

     ESTIMATED AMOUNTS AVAILABLE FOR DISTRIBUTION. The amount of proceeds received from the disposition of individual assets is dependent upon a number of conditions, many of which are beyond the power of the Company to control, including market conditions at the time of each sale. It is currently estimated that the net proceeds from the orderly disposition of the Company's assets would permit the Company to make distributions to Stockholders aggregating approximately $.52 to $.62 per Share, after allowing for the Company's satisfaction of its obligations and its payment of liquidation expenses (including administrative costs and accounting and legal fees). This estimate is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995 and actual results could be affected by many factors including the market for the securities held by the Company, the demand and availability in the market for the type and location of property owned by the Company, the assessment of liquidation expenses and other contingent or unknown liabilities. See "Certain Considerations."


                       THE LIQUIDATION PROPOSAL

     DESCRIPTION OF THE LIQUIDATION PROPOSAL. The Liquidation Proposal provides that the Company will be dissolved and the Board will endeavor to convert all of the assets of the Company into cash or cash equivalents, wind-up the Company's affairs, pay or adequately provide for the payment of all Company obligations and liabilities and distribute to or for the benefit of Stockholders all of the Company's remaining cash in a Preliminary Distribution and (to the extent additional funds are available) a Final Distribution (as each term is defined herein). A copy of the Liquidation Proposal is attached as Exhibit A to the Proxy Statement.

     CERTIFICATE OF DISSOLUTION AND NOTICE.  Upon approval of the
Liquidation Proposal, the Board will cause a Certificate of Dissolution to be filed with the Delaware Secretary of State and will liquidate the assets of the Company substantially in accordance with the DGCL and the Liquidation Proposal.

     ASCERTAINMENT OF LIABILITIES.   The Board and BDO Seidman, LLP, the
Company's independent accountants ("BDO Seidman"), will seek to ascertain the Company's current and contingent expenses, obligations and liabilities and, thereafter, the Company will establish a contingency reserve.

     CONTINGENCY RESERVE. Under the DGCL, in the event the Company fails to create an adequate contingency reserve for payment of its expenses and liabilities (the "Contingency Reserve"), or should the Contingency Reserve be exceeded by the amount ultimately found to be payable in respect of the Company's expenses, obligations and liabilities, each Stockholder could be held liable for the payment to the Company's creditors of such Stockholder's pro-rata share of such excess, limited to the amounts theretofore received by such Stockholder from the Company. Accordingly, in such event, a Stockholder could be required to return all distributions previously made and, therefore, would receive nothing from the Company as a result of the Liquidation Proposal. Moreover, in the event a Stockholder has paid taxes on amounts received, a repayment of all or a portion of such amount could result in a situation in which a Stockholder may incur a net tax cost if the repayment of the amount distributed does not cause a reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed. The Company will attempt to engage a liquidation administrator who would indemnify the Stockholders to the extent of such previous distributions received by such Stockholders. However, there can be no assurance that the Company will be able to locate an individual or an entity to serve as the Company's liquidation administrator and even if one is engaged, a possibility exists that the indemnification to the Stockholders may be limited or unable to be obtained.

     CONDUCT OF THE COMPANY FOLLOWING ADOPTION OF LIQUIDATION PROPOSAL.
It is anticipated that the directors and officers of the Company will continue to serve in such capacities until December 1998. In addition, the Board will attempt to appoint a liquidation administrator in late 1998 to effect the dissolution, winding-up and liquidation of the Company.

     SALE OF THE COMPANY'S ASSETS. Approval of the Liquidation Proposal by the Stockholders will constitute approval of the dissolution of the Company and will authorize the Board, without further Stockholder approval, to take any and all actions that may be necessary or convenient to dispose of the assets of the Company and convert them into cash or cash equivalents to be distributed to the Stockholders. The Board has reserved the right to abandon the Liquidation Proposal under certain conditions. See "Conditions to Distributions" below.

     LIQUIDATION RECORD DATES. The "Preliminary Liquidation Record Date" will be established by the Board shortly before the first liquidating distribution to Stockholders and the "Final Liquidation Record Date" will be established by the Board shortly before the Final Distribution, if any.

     DISTRIBUTION DATES. The "Preliminary Distribution Date" will be established by the Board and is expected to be in the fourth quarter of 1998 (the "Preliminary Distribution"). The "Final Distribution Date," if any such distribution is to be made, will be established by the Board and is anticipated to occur in early 1999, but may be postponed in the Board's discretion (the "Final Distribution"). There is no assurance that any amounts will be available to the Stockholders in a Final Distribution.

     LIQUIDATING TRUST. It is the intention of the Board to sell the Company's subleasehold interest in the International Marketplace prior to the Final Distribution Date, if any. If all of the Company's assets are not sold and converted into cash or cash equivalents, prior to the Final Distribution Date, if any, the Board may determine to transfer such remaining assets to an entity which for tax purposes will be treated as a liquidating trust. The Company will then be liquidated. No further Stockholder approval will be required to authorize the sale or transfer of assets to a liquidating trust.

     CONDITIONS TO DISTRIBUTIONS. The Board has reserved the right to abandon the Liquidation Proposal in the event that the Board receives an offer for the acquisition of the Company which would result in a greater return to the Stockholders.

     RISK FACTORS. The Liquidation Proposal is subject to various risks including the following: the Board may not be successful in disposing of the Company's assets at a price reflective of fair market value, if at all; there may be decreased liquidity in the market for the Shares and the Company's subleasehold interest in the International Marketplace; the dissolution and liquidation of the Company will jeopardize its value as an ongoing entity; and the Board (or any liquidation administrator appointed by the Board) will be empowered to dispose of the assets of the Company without further Stockholder approval. See "Certain Considerations."

     TRADING MARKET. A limited number of Shares are traded over the counter under the symbol RIIV and prices are listed on the NASDAQ
Electronic Bulletin Board. The Board may determine to permanently suspend trading of the Shares after the Preliminary Distribution Date. In addition, the NASDAQ may, at any time, determine to permanently suspend trading of the Shares.

     CERTAIN FEDERAL INCOME TAX CONSIDERATIONS. For federal income tax purposes the Company is currently taxed as a real estate investment trust ("REIT") as defined under the Internal Revenue Code of 1986, as amended, and the Company anticipates that such status will continue during the period of liquidation. However, there can be no assurances that the qualification tests necessary to continue to be taxed as a REIT will be met. To the extent that the Company ceases to qualify as a REIT, dividends paid to the Stockholders would not be deductible by the Company, and could result in the Company being liable for federal income taxes. In addition, in order to be deductible by the Company, payments to Stockholders, including liquidating distributions, must be treated as dividends. Distributions in liquidation of a corporation may be treated as dividends if certain conditions are met. It is anticipated that these conditions will be met, and that distributions to Stockholders upon liquidation will reduce the Company's income. In addition, to the extent that the Company has any gain from the sale of assets on liquidation, the Company has net operating loss carryforwards from previous years which may offset a portion of the gain.

     The Company believes that the distributions to Stockholders pursuant to the Liquidation Proposal will be treated as distributions in complete liquidation of the Company, which will result in the Stockholder being treated as if he had sold his Shares in the Company. In such case, a Stockholder will recognize gain or loss measured by the difference between the Stockholder's basis in the Shares, and the total amount of cash and fair market value of property received by the Stockholder pursuant to the Liquidation Proposal. It is anticipated that any gain or loss recognized by the Stockholder will be capital gain or loss provided these Shares are held as a capital asset, and may be long-term capital gain or loss depending upon the time period over which the Shares were held.

     It is possible that the Company's assets may be distributed to a liquidating trust. This is not expected to affect the taxation of the transaction. In addition, non-United States Stockholders may be taxed differently than United States Stockholders.

     For a more detailed discussion of the federal income tax consequences of the transaction, see "Certain Federal Income Tax Considerations."

                    RESORT INCOME INVESTORS, INC.

                   ________________________________

                            PROXY STATEMENT
                   ________________________________

                          THE SPECIAL MEETING

     This Proxy Statement is furnished to Stockholders on or about
June 19, 1998 in connection with the solicitation of proxies by and on behalf of the Board to be voted at the Special Meeting to be held on July 16, 1998 at The 410 Club, 410 North Michigan Avenue, Chicago, Illinois 60611. The Special Meeting will be convened at approximately 10:00 a.m. (Central Standard Time), and any adjournment or postponement thereof will be announced at such meeting.

     THE PROXIES SOLICITED BY THE COMPANY PURSUANT TO THIS PROXY STATEMENT ARE SOLICITED FOR USE AT THE SPECIAL MEETING WHEN CONVENED ON THE SPECIAL MEETING DATE AND ANY SUBSEQUENT ADJOURNMENTS OR POSTPONEMENTS THEREOF AND MAY NOT BE USED FOR ANY PURPOSE, INCLUDING THE DETERMINATION OF WHETHER A QUORUM IS PRESENT, PRIOR TO THE SPECIAL MEETING DATE. THEREFORE, IT IS ANTICIPATED THAT THE BUSINESS OF THE COMPANY TO BE CONSIDERED AT THE SPECIAL MEETING, WITH RESPECT TO WHICH PROXIES ARE SOLICITED PURSUANT TO THIS PROXY STATEMENT, WILL BE ADDRESSED ON THE SPECIAL MEETING DATE.


                    PURPOSE OF THE SPECIAL MEETING

     The Special Meeting is being held to adopt the Liquidation Proposal. The Liquidation Proposal is to dissolve the Company, adopt a plan of liquidation and distribute the Company's assets after conversion into cash to the Stockholders, subject to the conditions described elsewhere in this Proxy Statement. The Liquidation Proposal will result in a complete liquidation of all of the Company's assets. If the Liquidation Proposal is approved, the Board will file a certificate of dissolution, wind-up the Company's affairs, endeavor to convert all Company assets into cash or cash equivalents, pay or endeavor to adequately provide for the payment of all of the Company's known obligations and liabilities and distribute pro-rata in one or more liquidating distributions to or for the benefit of Stockholders, as of the applicable record date, all of the Company's cash. Stockholders are encouraged to read the Liquidation Proposal attached as Exhibit A to this Proxy Statement in its entirety.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE LIQUIDATION PROPOSAL. IN ADOPTING THE LIQUIDATION PROPOSAL, THE BOARD RECOGNIZES THAT STOCKHOLDERS, DEPENDING ON THEIR TAX BASIS IN THEIR SHARES, MAY BE REQUIRED TO RECOGNIZE GAIN FOR TAX PURPOSES UPON RECEIPT OF DISTRIBUTIONS IN LIQUIDATION. SEE "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

     The methods used by the Board in estimating the value of the Company's assets do not result in an exact determination of value nor are they intended to indicate the amount a Stockholder will receive in liquidation. The prices at which the Company will be able to sell its assets depend largely upon factors beyond the Company's control, including, without limitation, the rate of inflation, changes in interest rates, the condition of financial markets and the availability of financing for prospective purchasers. No assurance can be given that the amount to be received in liquidation will equal or exceed the price at which the Shares have generally traded or are expected to trade in the future. Stockholders who disagree with the Board's determination that the pre-tax value of the assets to be distributed to the Stockholders may exceed the price at which the Shares have traded, should vote AGAINST approval of the Liquidation Proposal.

     This Proxy Statement contains certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements based on the Board's estimate of the values of the Company's assets and the Board's belief that the liquidation value per share of the Shares in the hands of the Stockholders is likely to exceed its probable trading value in the foreseeable future absent the proposed liquidation. Without limiting the foregoing, words such as "anticipates," "believes," "expects," "intends," "plans," and similar expressions are intended to identify forward-looking statements. These statements are subject to a number of risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances. See "Certain Considerations."

     VOTING RIGHTS AND PROXY INFORMATION. The solicitation of proxies will be by mail and the cost will be borne directly by the Company. The Company has retained the services of ChaseMellon Shareholder Services in connection with this solicitation at a fee payable by the Company of $5,500, plus out-of-pocket expenses. Upon request, the Company will reimburse banks, brokers, nominees and related fiduciaries for reasonable expenses incurred by them in sending the proxy materials to beneficial owners of Shares to the extent required by Rule 14a-13(a-b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also, officers of the Company, as yet undesignated, may request the return of proxies by telephone, telegram or in person.

     The Shares represented by properly executed proxies in the accompanying form received by the Board on or before the Special Meeting Date will be voted at the Special Meeting. Shares not represented by properly executed proxies will not be voted. Where a Stockholder specifies a choice in a proxy with respect to any matter to be acted upon, the Shares represented by such proxy will be voted as specified. When a Stockholder does not specify a choice, in an otherwise properly executed proxy, the Shares represented by such proxy will be voted FOR the Liquidation Proposal. A Stockholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Secretary of the Company before the proxy is voted at the Special Meeting;
(ii) executing and delivering a later-dated proxy; or (iii) attending the Special Meeting and voting his or her Shares in person.

     The close of business on June 18, 1998 has been fixed as the Special Meeting Record Date for the determination of Stockholders entitled to notice of and to vote at the Special Meeting. On such date, the Company had outstanding 4,156,000 Shares, each of which entitled the holder thereof to one vote at the Special Meeting. Only Stockholders of record as of the Special Meeting Record Date will be entitled to vote at the Special Meeting or any postponements or adjournments thereof. Pursuant to the Company's Restated Certificate of Incorporation, any holder of record holding in excess of 9.9% of the outstanding Shares (the "Limit") will not be able to vote such Shares in excess of the Limit without the prior consent of the Board. In order for valid Stockholder action to be taken, a quorum, consisting of the holders of at least a majority of the issued and outstanding Shares eligible to vote, must be present, in person or by proxy, at the Special Meeting.

     Assuming the presence of a quorum, the affirmative vote of a majority of the issued and outstanding Shares of the Company (whether present in person or represented by proxy) is required for the adoption of the Liquidation Proposal. Votes may be cast in favor, against or withheld; votes that are withheld will have the same effect as votes against the Liquidation Proposal. Broker non-votes (Shares not voted by brokers due to the absence of instructions from street name holders) are not considered voted, present or represented and, therefore, will have the same effect as votes against the Liquidation Proposal.

     Under the DGCL, Stockholders do not have any appraisal or similar rights of dissenters with respect to the matters to be considered at the Special Meeting.

     The mailing address of the principal executive offices of the Company is 150 South Wacker Drive, Suite 2900, Chicago, Illinois 60606.


                        REASONS FOR LIQUIDATION

     REASONS FOR THE LIQUIDATION PROPOSAL. The Company was organized on July 12, 1988 as a 12-year, self-liquidating REIT. The original business plan of the Company contemplated the Company principally making mortgage loans ("Mortgage Loans") which would generally be secured by either luxury destination resorts or unimproved property anticipated to be developed into luxury destination resorts. In light of the state of the real estate market during the early 1990's in general, and the resort development market in particular, the Company changed its focus to making Mortgage Loans secured by gaming-related developments or unimproved property anticipated to be developed into gaming-related developments. The Mortgage Loans consisted primarily of: (i) loans made for the purpose of acquiring, carrying out and engaging in pre-development activities with respect to real property; and (ii) loans made for the purpose of developing, constructing or refurbishing real property improvements. As of June 29, 1995, all of the Company's loans had been made to affiliates of the Company or RII Advisors, Inc., the Company's former investment manager (the "Former Investment Manager") (the "Affiliated Borrowers"). The Former Investment Manager is an entity controlled by affiliates of CBH, who resigned as Chairman of the Board, Chief Executive Officer and President of the Company on August 8, 1995. Mortgage Loans were collateralized by a lien on the Affiliated Borrowers' real property or by other REIT-qualifying collateral approved by the Board, including, without limitation, an interest in the Affiliated Borrowers, or by similar collateral.

     In late June 1995, CBH, then the Chairman of the Board, President and Chief Executive Officer of the Company, informed the Company that interest and principal would not be paid when due on demand loans made by the Company to him and his wife personally or to the Affiliated Borrowers. Further, CBH informed the Company that he would not be able to make timely payment of such interest and principal on behalf of the Affiliated Borrowers pursuant to guarantees he had made in connection with the Affiliated Borrowers' loans, thereby creating an event of default for each of the loans. The affected loans constituted all of the demand loans to related parties held by the Company, aggregating $36,605,000 of which CBH and his wife, Patricia Hemmeter, were personally the borrowers of $15,000,000 and the Affiliated Borrowers were the borrowers of $21,605,000, as of the date of such announcement. On September 24, 1997, CBH and his wife filed a joint voluntary petition pursuant to Chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the Central District of California (Doc. No. LA97-46624LF). The current carrying value of the Company's remaining loan has been written down to zero and, based on current information, the Board does not anticipate any significant amount of such indebtedness will be satisfied.

     DESCRIPTION OF THE COMPANY'S ASSETS. The Company does not own or presently participate in any Mortgage Loans for luxury destination resorts or gaming-related developments. With the exception of the subleasehold interest in International Marketplace, and the above-mentioned pending claims against CBH and his wife resulting from certain of the affected loans, the Company's assets consist entirely of cash, cash equivalents and other securities. As of March 31, 1998, the Company has the following assets, some of which it intends to convert into cash:

     (i) a 12% senior secured pay-in-kind note due 2003 in the principal amount of $601,702 issued by Colorado Gaming & Entertainment Co., the successor to Hemmeter Enterprises, Inc. ("Colorado Gaming");

     (ii) a 12% senior secured pay-in-kind note due 2003 in the principal amount of $34,000 issued by Colorado Gaming;

     (iii) 60,170 shares of common stock of Colorado Gaming, which entity is not publicly traded. Colorado Gaming has entered into a letter of intent to be acquired by Ladbroke Group PLC for $6.25 per share plus the assumption of Colorado Gaming's debt. The transaction is expected to become final in the third quarter of 1998, although there can be no assurance that such transaction will occur;

     (iv) 34,002 shares of common stock of Casino America, Inc. ("Casino America"), a publicly-held stock traded on the NASDAQ National Market under the symbol "CSNO." In April 1998, the Company sold the shares of Casino America for $102,152;

     (v) the claim against CBH and his wife for approximately $36,605,000 relating to loans made by the Company (on September 24, 1997, CBH and his wife filed a joint petition pursuant to Chapter 7 of the Bankruptcy Code). Based on currently available information, the Company does not believe it will receive significant disbursements from the debtors' estate; and

     (vi) the subleasehold interest in International Marketplace. International Marketplace is a retail center in Honolulu, Hawaii. The Company holds a subleasehold interest in the property through March 2010. Management of the Company established a market value for International Marketplace at December 31, 1997, which value was $1,925,000 (the "Valuation"). The Company currently receives approximately $30,000 per month in net rental income in the near term from the rental of International Marketplace. This is the Company's only current income producing activity.

     The Company had cash or cash equivalents at March 31, 1998 in the amount of approximately $760,576 invested in banks or institutional money market funds.

     DESCRIPTION OF THE COMPANY'S KNOWN LIABILITIES. The Company's accounts payable amounted to $275,000 as of March 31, 1998.

     After reviewing the Company's prospects, the Board determined that the Company's assets should be sold in an orderly liquidation of the Company. The Board has determined that the rental income from International Marketplace is not sufficient to justify the administrative costs and expenses, including professional fees and other expenses, involved in continuing the operation of the Company. In the Board's view, the Company has been unable to attract substantial interest from the investment community. During the period of March 16, 1998 through June 15, 1998 (consisting of 65 trading days) there were 21 trading days where there were no transactions whatsoever in the Shares. The Board believes that the pre-tax value of the liquidating distributions in the hands of the Stockholders is likely to exceed the probable trading value of the Shares in the foreseeable future.

     As a result of the foregoing factors, the aggregate market value of the Company's Shares, which was approximately $1,288,360 as of June 15, 1998, did not, in the Board's view, reflect the full value of the Company's assets. The Board, therefore, believes that it is in the best interests of the Stockholders to liquidate the assets of the Company.

     In arriving at such determination, the Board evaluated alternatives to adoption of the Liquidation Proposal for enhancing Stockholder value. One alternative considered by the Board was the sale of all or substantially all of the assets of the Company (including the Company's net operating losses) to a single buyer. The Board also elected not to rely on the possibility of a merger or other combination of the Company with another company, based on the belief that the interests of the Stockholders would more likely be better served by the distribution of the net cash sale proceeds to the Stockholders rather than by offering, in effect, a new investment alternative that holds no guarantee of success. In the first and second quarters of 1998, the Company received unsolicited indications of interest from third parties concerning a possible tender offer for certain of the Company's shares of Common Stock. The Board has not, however, received a written offer, proposal or other commitment that would provide for a greater distribution to the Stockholders. The Board currently believes it is unlikely that a single buyer would wish to acquire all or substantially all of the assets or Common Stock of the Company or a company would merge with the Company for consideration to the Stockholders in excess of that obtainable through disposition of individual Company assets in an orderly liquidation.

     ESTIMATED AMOUNTS AVAILABLE FOR DISTRIBUTION. The Company has established targeted sales prices for each of the Company's assets, including a target sales price for International Marketplace of its approximate carrying value on March 31, 1998 as set forth in the Company's Statements of Net Assets in Liquidation as of such date, which the Board believes reflects the approximate value of International Marketplace.
There can be no assurance that any or all of the assets will be sold at the targeted sales prices established by the Company, or will be sold at all.

     The Valuation was based primarily on a discounted cash flow analysis.

The discounted cash flow analysis is a method of estimating the present worth of future cash flow expectations by individually discounting each anticipated collection at an appropriate discount rate. By forecasting the anticipated income stream and discounting future value to current value, the capitalization process may be applied to derive a value that an investor would pay to receive the income stream generated by the International Marketplace. In addition, the value of the Company's interest in International Marketplace was discounted a further 15% to reflect the potentially shortened time period the Company has to market its interest.

     The amount of proceeds received from the disposition of individual assets is dependent on a number of conditions, many of which are beyond the power of the Company to control. Therefore, assets of the Company may be sold at prices that may not necessarily be equal to or greater than their book value.

     It is currently estimated that the net proceeds from the orderly disposition of the Company's assets would permit the Company to make estimated cash distributions to Stockholders aggregating approximately $.52 to $.62 per Share, after allowing for the Company's satisfaction of its known liabilities and obligations and its payment of liquidation expenses. However, there can be no assurance of the amount or nature of the Company's contingent or unknown liabilities and obligations, if any, or that the Company will be able to dispose of all of its assets.

     To estimate the amounts that may be available for distribution from the estimated sale proceeds, the Board estimated selling costs of the assets and assumed that net proceeds would be applied to satisfy outstanding liabilities and obligations of the Company. The Board estimated general and administrative costs for the Company during its liquidation process and assumed the remaining balance of sale proceeds would be applied to pay administrative costs, accounting and legal fees and other known and unknown liabilities and to make distributions to Stockholders. There can be no assurance that the Company will be able to generate sufficient net proceeds from the sale of the Company's assets to permit the Company to make distributions in the range stated above, and the aggregate amount of distributions ultimately made to Stockholders might vary materially from such amounts.

     The Liquidation Proposal contemplates disposition of all of the assets of the Company and distribution of the net proceeds to Stockholders, but since the terms of such dispositions have not been determined, the Company has concluded that pro forma financial information concerning the Liquidation Proposal would not be meaningful. The financial statements furnished in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 and the Quarterly Report on Form 10-QSB for the period ended March 31, 1998 are incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

     The estimates contained in this section are forward-looking statements, and actual results could be affected by many factors, including the market for assets held by the Company and the assessment of liquidation expenses. The estimates contained in this section also assume the continuation of reasonably stable conditions during the entire liquidation period and the consummation of the sale of Colorado Gaming. See "Certain Considerations."


                       THE LIQUIDATION PROPOSAL

     DESCRIPTION OF THE LIQUIDATION PROPOSAL. The following is a summary of the Liquidation Proposal and is qualified in its entirety by the Liquidation Proposal itself attached as Exhibit A. The Liquidation Proposal will become effective only upon the adoption thereof by the affirmative vote of holders of a majority of the outstanding Shares of the Company. The Liquidation Proposal provides that the Company will be dissolved and the Board will wind-up the Company's affairs, endeavor to convert all of the assets of the Company into cash or cash equivalents, pay or adequately provide for the payment of all known Company obligations and liabilities and distribute pro-rata to or for the benefit of Stockholders all of the Company's cash in a Preliminary Distribution and (to the extent additional funds are available) a Final Distribution.

     CERTIFICATE OF DISSOLUTION AND NOTICE. Upon Stockholder approval of the Liquidation Proposal, a Certificate of Dissolution will be filed with the Secretary of State of Delaware dissolving the Company (the "Certificate of Dissolution"). The dissolution of the Company will become effective, in accordance with the DGCL upon proper filing of the Certificate of Dissolution with the Secretary of State or upon such later date as may be specified in the Certificate of Dissolution. Pursuant to the DGCL, the Company will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling the Company gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to Stockholders any remaining assets, but not for the purpose of continuing the business for which the Company was organized. Following the filing of the Certificate of Dissolution, the Board will cause notices of dissolution to be sent to all known creditors and claimants of the Company, and will publish notice of the Company's dissolution as required by and otherwise comply with the DGCL. Except as provided above, the Company does not believe any material state or federal regulatory approvals will be necessary in connection with the Liquidation Proposal.

     WINDING-UP; ASCERTAINMENT OF LIABILITIES. The Board shall proceed to wind-up the affairs of the Company and shall carry on no business except for the purpose of winding-up the Company's affairs. All of the powers of the Board shall continue until the affairs of the Company shall have been wound-up, including the power to fulfill or discharge the contracts of the Company, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Company property to one or more persons at public or private sale for consideration which consists of cash or cash equivalents, discharge or pay the Company's liabilities, and do all other acts appropriate to liquidate the Company's assets. On May 11, 1998, Mr. Daniel D. Lane resigned as a Director of the Company and its Secretary. Mr. Neil D. Hansen, the Company's Treasurer, was appointed to be the Company's Secretary as of such date. In late 1998, the Company will attempt to engage a liquidation administrator to perform such acts as appropriate to liquidate the Company's assets.

     Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, and miscellaneous office expenses), will continue to occur following approval of the Liquidation Proposal, and the Company anticipates that expense for professional fees and other expenses of liquidation will be significant. These expenses will reduce the amount of assets available for ultimate distribution to Stockholders. While the Company does not believe that a precise estimate of these expenses can currently be made, the Board believes that available cash and amounts received on the sale of assets will be adequate to provide for the Company's obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to Stockholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for the Company's obligations, liabilities, expenses and claims and to make such distributions to Stockholders. If such available cash and amounts received on the sale of assets are not adequate to provide for the Company's obligations, liabilities, expenses and claims, the Stockholders will not receive any distributions. See "The Liquidation Proposal -- Contingency Reserve."

     CONTINGENCY RESERVE. The Company does not plan to satisfy all of its liabilities and obligations prior to making the Preliminary Distribution to Stockholders, but instead will reserve assets deemed by the Board to be adequate to provide for any unsatisfied and contingent liabilities and obligations. The Board and BDO Seidman, the Company's independent accountants, will seek to ascertain the Company's current and contingent expenses, obligations and liabilities and the Company will establish the Contingency Reserve in an amount estimated by the Board to be sufficient to satisfy the liabilities, expenses and obligations of the Company not otherwise paid, provided for or discharged, including the fee to the liquidation administrator.

     If the Company were held by a court to have failed to make adequate provision for its expenses, obligations and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount set aside in the Contingency Reserve and the assets of the liquidating trust, if any, a creditor of the Company could seek an injunction against the making of distributions under the Liquidation Proposal on the basis that the amounts of cash to be distributed were needed to provide for the payment of the Company's expenses, obligations and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to Stockholders.

     UNDER THE DGCL, IN THE EVENT THE COMPANY FAILS TO CREATE AN ADEQUATE CONTINGENCY RESERVE FOR PAYMENT OF ITS EXPENSES, OBLIGATIONS AND LIABILITIES, OR SHOULD SUCH CONTINGENCY RESERVE BE EXCEEDED BY THE AMOUNT ULTIMATELY FOUND TO BE PAYABLE IN RESPECT OF THE COMPANY'S EXPENSES AND LIABILITIES, EACH STOCKHOLDER COULD BE HELD LIABLE FOR THE PAYMENT TO THE COMPANY'S CREDITORS OF SUCH STOCKHOLDER'S PRO-RATA SHARE OF SUCH EXCESS, LIMITED TO THE AMOUNTS THERETOFORE RECEIVED BY SUCH STOCKHOLDER FROM THE COMPANY. ACCORDINGLY, IN SUCH EVENT A STOCKHOLDER COULD BE REQUIRED TO RETURN ALL DISTRIBUTIONS PREVIOUSLY RECEIVED AND THUS WOULD RECEIVE NOTHING FROM THE COMPANY AS A RESULT OF THE LIQUIDATION PROPOSAL. MOREOVER, IN THE EVENT A STOCKHOLDER HAS PAID TAXES ON AMOUNTS THERETOFORE RECEIVED, A REPAYMENT OF ALL OR A PORTION OF SUCH AMOUNT COULD RESULT IN A SITUATION IN WHICH A STOCKHOLDER MAY INCUR A NET TAX COST IF THE REPAYMENT OF THE AMOUNT DISTRIBUTED DOES NOT CAUSE A REDUCTION IN TAXES PAYABLE IN AN AMOUNT EQUAL TO THE AMOUNT OF THE TAXES PAID ON AMOUNTS PREVIOUSLY DISTRIBUTED. WHILE THE POSSIBILITY OF THE OCCURRENCES SET FORTH ABOVE CANNOT BE EXCLUDED, AFTER A REVIEW OF ITS ASSETS AND LIABILITIES THE COMPANY BELIEVES THAT THE CONTINGENCY RESERVE WILL BE ADEQUATE AND THAT A RETURN OF AMOUNTS PREVIOUSLY DISTRIBUTED WILL NOT BE REQUIRED. IN ADDITION, THE COMPANY WILL ATTEMPT TO ENGAGE A LIQUIDATION ADMINISTRATOR WHO WOULD INDEMNIFY THE STOCKHOLDERS TO THE EXTENT OF SUCH PREVIOUS DISTRIBUTIONS RECEIVED BY SUCH STOCKHOLDERS. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO LOCATE AN INDIVIDUAL OR ENTITY TO SERVE AS THE COMPANY'S LIQUIDATION ADMINISTRATOR AND EVEN IF ONE IS ENGAGED, A POSSIBILITY EXISTS THAT THE INDEMNIFICATION TO THE STOCKHOLDERS MAY BE LIMITED OR UNABLE TO BE OBTAINED.

     CONDUCT OF THE COMPANY FOLLOWING ADOPTION OF LIQUIDATING PROPOSAL.
It is anticipated that the directors and officers of the Company will continue to serve in such capacity until December 1998. In addition, the Board will attempt to appoint a liquidation administrator to effect the dissolution, winding-up and liquidation of the Company. The officers and directors or liquidation administrator, if applicable, will receive compensation for the duties then being performed as determined by the Board. The Board has not established specific guidelines for determination of the compensation to be paid to directors and officers of the Company or any liquidation administrator following approval of the Liquidation Proposal by the Stockholders. Following approval of the Liquidation Proposal by the Stockholders, the Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Restated Certificate of Incorporation, by-laws and such directors' and officers' insurance policies as shall be maintained in effect by the Company from time to time, for actions taken in connection with the Liquidation Proposal and the winding-up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied prior to any distributions from the Contingency Reserve or out of any liquidating trust. The Board and the trustees of any liquidating trust, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary to cover the Company's obligations under the Liquidation Proposal.

     SALE OF THE COMPANY'S ASSETS. Approval of the Liquidation Proposal by the Stockholders will constitute approval of the dissolution of the Company and will authorize the Board to take any and all actions that may be necessary or convenient to dispose of the assets of the Company and convert them into cash or cash equivalents to be distributed to the Stockholders, including selling, conveying, transferring or otherwise disposing of the assets when and on such terms and subject to such conditions as are deemed by the Board to be in the best interests of the Company and the Stockholders. The Company recently engaged Grubb & Ellis Commercial Real Estate Services to assist it in marketing International Marketplace. The Company does not intend to seek Stockholder approval for the specific terms and conditions of the sale of International Marketplace or any other Company asset. Any sales of the Company's assets will be made, in private or public transactions, on such terms as are approved by the Board.

     LITIGATION. On July 3, 1995, a class action complaint captioned "Sarnoff v. Resort Income Investors, Inc., et al., Doc. No. 95 B 1665" was filed against the Company, CBH, Mark M. Hemmeter ("MMH") and Deloitte & Touche LLP, the Company's independent auditors at that time, in U.S. District Court for the District of Colorado alleging violations of Section 10(b) and 20(a) of the Securities Exchange Act of 1934 and other provisions of the federal securities laws and the rules promulgated by the Securities and Exchange Commission (the "Commission"). On August 24, 1995, a second class action suit captioned "Contract v. Resort Income Investors, Inc., et al., Doc. No. 95 B 2184," alleging similar violations of the federal securities laws, was filed in the U.S. District Court for the District of Colorado against each of the defendants in the Sarnoff lawsuit and Daniel
D. Lane ("DDL"), Christopher R. Hemmeter ("CRH"), Gregory Hooper ("GH") and John R. Young ("JRY"). In November 1995, the two actions were consolidated (collectively referred to as the "Class Action Litigation").

     In June 1995, two derivative actions were filed in the Court of Chancery of the State of Delaware in and for New Castle County, "Alpert v. Hemmeter et al., Doc. No. 14839," and "Frank, et al. v. Hemmeter et al.," Doc. No. 14413. The Company is a nominal defendant in each of these cases.

The defendants in both cases were CBH, MMH, DDL and JRY. The complaints alleged that CBH, MMH, DDL and JRY breached their fiduciary duties to the Company, wasted Company assets and that CBH stood in a conflict of interest position. The complaints were consolidated (collectively referred to as the "Derivative Litigation"). The plaintiffs in the Derivative Litigation, in October 1997, filed an action in the U.S. District Court in Colorado in order to seek approval of the settlement of the derivative actions in that Court concurrently with the securities class action settlement, described below. The derivative complaint filed in Colorado alleged substantially the same claims asserted in the complaints in the Delaware litigation.

     On November 26, 1997, the parties to the Class Action Litigation and the Derivative Litigation filed a Stipulation of Settlement with the U.S. District Court in Denver, Colorado. On December 3, 1997, the District Court held a hearing at which it granted preliminary approval of the settlement and authorized the plaintiffs to distribute and publish notice of the settlements. The Stipulation of Settlement emphasizes that the existence of the settlements should not be considered an admission of liability by any defendant with respect to any of the claims asserted.

     On March 13, 1998, the Federal District Court granted final approval of the settlements of both the Class Action Litigation and the Derivative Litigation. In approving the settlement, the Court held that it was in all respects fair, reasonable and adequate to the members of the class, the Company and all the parties. The settlement was effective on April 14, 1998. On April 29, 1998, the Delaware Court of Chancery granted the parties to the Derivative Litigation agreed motion to dismiss the Derivative Litigation based upon the approval of the settlement by the District Court.

     The Class Action Litigation settlement provides that all investors, other than the defendants, who purchased shares in the Company between March 31, 1993 and June 29, 1995, will be eligible to participate in the settlement proceeds. The settlement of the Class Action Litigation provides for a payment of at least $5,630,000, plus accrued interest on portions of this amount. The economic components of the settlement are as follows:

     (i) $3,630,000 paid by the Company's directors' and officers' insurer and former auditors;

     (ii) the approximately $1,000,000 from the settlement of the Derivative Litigation, after attorneys' fees are awarded by the Court; and

     (iii) a payment by the Company of an amount equal to the greater of:
(a) 44% of the Company's net assets in liquidation valued as of December 31, 1997; or (b) $1,000,000. The payment by the Company pursuant to this provision of the settlement agreement was calculated to be $1,240,025. The Company's payments under the settlement agreement were made, in full, in 1998.

     The amounts available for distribution to the class of investors covered by the settlement will be determined after court-approved attorneys' fees and expenses have been awarded. The amount that individual class members may receive will be determined by the monies available after expenses and attorneys' fees and the number and amount of claims filed.

     The Derivative Litigation was settled for $1,425,000, contributed by the Company's directors' and officers' insurer, plus accrued interest. As stated above, this amount, less derivative counsel's attorneys' fees, will be contributed to the settlement of the Class Action Litigation. The counsel in the Derivative Litigation filed a request for fees of 30% of the settlement amount, including expenses. Counsel for the plaintiffs in the Class Action Litigation filed a request for 30% of the recovery, not including payment from the settlement of the Derivative Litigation, plus expenses. The District Court granted these fee and expense requests.

     Through May 31, 1998, the Company has paid $1,240,025 (unaudited) towards settlement. At December 31, 1997, the Company recorded $1,240,025 of accrued litigation settlement costs. In consideration for the settlement of the litigation, plaintiffs in the Class Action Litigation, on behalf of themselves and all class members, and plaintiffs in the Derivative Litigation, on behalf of themselves and derivatively on behalf of the Company, provided releases to the defendants in the Class Action Litigation and the Derivative Litigation. These releases, among other things, release the defendants from any claims, whether known or unknown, that were or could have been asserted in the Class Action and Derivative Litigation, or in any way related to the Company, including, but not limited to, the sale or purchase of stock issued by the Company.

     The Board believes that the proposed settlements were beneficial to the Company because its liquidation can be more readily accomplished now that the Company is unencumbered by the expense and uncertainty of defending the litigation.

     Pursuant to the Company's by-laws and Delaware law, the Company is advancing CBH's, MMH's, CRH's, GH's, DDL's and JRY's costs of defense in the Class Action and Derivative Litigation. CBH, MMH, CRH, GH, DDL and JRY have executed undertakings to repay the Company for the advances if it is ever determined that they were not entitled to receive the advances. CBH filed a voluntary bankruptcy petition on September 24, 1997.

     On November 14, 1997, the Company was served with a complaint in an action pending in the Civil District Court for the Parish of Orleans, State of Louisiana, entitled THE VENTURE INTERNATIONAL GROUP V. C.C. PARTNERS CORP., ET AL., No. 1993-00870. The claims in the complaint filed by the Ernest N. Morial New Orleans Exhibition Hall Authority and the City of New Orleans seek rescission and/or cancellation of any agreements and consent judgments entered into between the Company, Canadian Pavilion Limited Partnership, C.C. Partners Corp., Con Demmas, Venture International Holding Company and Venture International Group. Management of the Company is currently reviewing its options with regard to the lawsuit and at this time is unable to make an assessment as to its strategy.

     On October 25, 1995, the Commission issued a formal order of investigation captioned In the Matter of Resort Income Investors, Inc., Case No. HO-5327. In connection with the investigation, the Company was requested to produce certain documents and information. The Company has complied with these requests. The Company has been advised that the investigation should not be construed as an indication by the Commission or its staff that any violation of law has occurred, or as a reflection upon any person, entity or security. The Company cannot, at this time, predict the outcome of the investigation or the financial impact, if any, to the Company. The Company, however, is not aware of any investigational activities undertaken by the Commission during the past year. Accordingly, the Company believes the investigation may be complete.

     LIQUIDATION RECORD DATES. Subject to the payment or the provision for payment of the Company's indebtedness and other obligations, the cash proceeds of any asset sales together with other available cash will be distributed from time to time pro-rata to the Stockholders on record dates selected by the Board with respect to each such distribution. Only Stockholders of record on each of the Preliminary and Final Distribution Dates will receive distributions with respect to such distribution dates.

     The Preliminary Liquidation Record Date will be established by the Board shortly before the Preliminary Distribution to Stockholders and the Final Liquidation Record Date will be established by the Board shortly before the Final Distribution, if any.

     DISTRIBUTION DATES. The actual nature, amount and timing of, and record dates for any distribution will be determined by the Board, in its sole discretion. The Preliminary Distribution Date is expected to be late in the fourth quarter of 1998. The Final Distribution Date is expected to occur in early 1999, but may be delayed in the Board's discretion. The Board is, however, currently unable to estimate the precise nature, amount or timing of any distributions pursuant to the Liquidation Proposal.

     The Company will close its stock transfer books and discontinue recording transfers of Shares on the Final Liquidation Record Date (or such earlier date after the Preliminary Distribution Record Date as the Board may determine), and thereafter certificates representing Shares will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. After the Final Liquidation Record Date (or such earlier date as the Board may determine), the Company will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of Shares will occur on or after the Final Liquidation Record Date (or such earlier date as the Board may determine). All liquidating distributions from the Company (or a liquidating trust) on or after the Final Liquidation Record Date will be made to Stockholders according to their holdings of Shares as of the Final Liquidation Record Date. After the Final Liquidation Record Date, the Company will require Stockholders to surrender the Shares to receive the Final Distribution, if any.

     All distributions otherwise payable by the Company to Stockholders in respect of the Final Distribution will be held in trust by the Transfer Agent, without interest, until surrender of the certificates. If a Stockholder's certificate has been lost, stolen or destroyed, the Stockholder may be required to furnish the Company or the Transfer Agent with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or indemnity, as a condition to the receipt of any distribution.

     Preliminary Distributions and (to the extent additional funds are available) Final Distributions will be paid pro-rata to the holders of record of Shares at the close of business on record dates to be determined by the Board. No distributions will be made unless, in the opinion of the Board, adequate provision for a Contingency Reserve for all unknown and contingent debts and liabilities and payment of all of the known debts and liabilities of the Company, including all legal fees and expenses and expenses of any liquidation administrator established, has been made. Any net proceeds from sales not applied to satisfy indebtedness or other obligations of the Company would be invested, pending distribution, in such instruments as the Board deems appropriate. The Final Distribution would be in complete redemption and cancellation of all of the outstanding Shares, and upon such Final Distribution, if any, the Board will require Stockholders to surrender their Share certificates to the Transfer Agent and cause such Shares to be cancelled. If distributions cannot be made to a Stockholder because mail is not deliverable to the last known address of that Stockholder on the stockholders list maintained by the Company, such funds will be held by the Transfer Agent subject to the "unclaimed funds" or escheat statutes of the state of such last known address. If such state does not have an escheat law, the law of Delaware will govern. If funds are not claimed within the statutory periods, they may escheat to such state.

     STOCKHOLDERS SHOULD NOT FORWARD THEIR SHARE CERTIFICATES BEFORE RECEIVING INSTRUCTIONS TO DO SO.

     Upon termination of the Company and distribution to the Stockholders as herein provided, the Board shall execute and lodge among the records of the Company an instrument in writing setting forth the fact of such termination, and the Board shall thereupon be discharged from all further liabilities and duties, and the right, title and interest of all Stockholders shall cease and be cancelled and discharged.

     LIQUIDATION ADMINISTRATOR. The Company will attempt to utilize the services of a liquidation administrator to accelerate and complete the liquidation process in late 1998. The liquidation administrator, in consideration of a fee to be negotiated between the Company and the liquidation administrator, will assume, and may indemnify and hold the Stockholders harmless from and against the Company's debts, obligations and liabilities (except for claims by Stockholders, if any, attributable to their ownership of Shares) in connection with the liquidating distributions

(the "Indemnity"). After the Preliminary Distribution and the appointment of the liquidation administrator, assuming there are then illiquid assets of the Company (such as the potential claim against CBH and his wife in the pending bankruptcy), the Company, in consideration for the Indemnity, will transfer those assets to the liquidation administrator in order to accomplish a full and complete liquidation of the Company's assets.

     The Board will require the indemnity of the liquidation administrator to provide the Company and its Stockholders with protection against the subsequent assertion of a claim against the Company which could or may jeopardize each Stockholder's ability to retain his pro-rata portion of such distributions. The Board may require the liquidation administrator to post a bond or other surety so that if such a claim should arise, the Company and the Stockholders could rely on the indemnity obligations of the liquidation administrator to insulate them from potential liability resulting from such claim.

     The Company will solicit proposals from persons or entities who may wish to serve as the liquidation administrator. The Company cannot at this time project the ultimate fee to be agreed upon between the Company and the liquidation administrator for the liquidation administrator's services or the duration of the performance of such services.

     LIQUIDATING TRUST. If all of the Company's assets (other than the Contingency Reserve) are not sold or distributed prior to the Final Distribution or the appointment of a liquidation administrator, the Board may transfer in final distribution such remaining assets to a liquidating trust. The Board may also elect in its discretion to transfer the Contingency Reserve, if any, to such a trust. Any of such trusts are referred to herein as "liquidating trusts." In the event of a transfer of assets to a liquidating trust, the Company would distribute, pro-rata to the Stockholders, beneficial interests in any such liquidating trust. It is anticipated that the interests in any such trust will not be transferable except by operation of law.

     It is the intention of the Board, if the Liquidation Proposal is approved, to sell International Marketplace prior to the Final Distribution Date. To that end, the Board is currently engaged in marketing International Marketplace. There can be no assurance, however, that the sale of International Marketplace can be completed as contemplated. The Liquidation Proposal provides that if at any time prior to the Final Distribution Date, the Board concludes that additional marketing efforts by the Company will not likely result in the receipt of any reasonable third party offers to purchase International Marketplace at a price close to the Valuation, the Board may determine to transfer such remaining property to an entity which for tax purposes will be treated as a liquidating trust. The Company will then be liquidated. No further Stockholder approval will be required to authorize transfer of assets to a liquidating trust.

     The transfer and assignment to the liquidating trust and the distribution or allocation to the Stockholders would constitute a part of the Final Distribution by the Company to the Stockholders of their pro-rata interest in the remaining amount of cash assets held by or for the account of the Company. Upon such transfer and assignment, certificates for Shares would be deemed to represent certificates of interest in the liquidating trust. From and after the date of the Company's transfer of assets to a liquidating trust, the Company would have no interest of any kind in and to any such assets, and all of such assets would thereafter be held by the liquidating trust solely for the benefit of the beneficiaries of the liquidating trust, subject to any unsatisfied debts, liabilities and expenses.

     The sole function of a liquidating trust would be to manage and own remaining assets until and in order that they may be liquidated, to satisfy all then-remaining claims and liabilities of the liquidating trust, including fees, costs and expenses of the liquidating trust, and to distribute any remaining assets to the beneficiaries of the liquidating trust.

     Any plan to transfer assets to a liquidating trust is only a contingency plan to provide for the possibility that International Marketplace is not sold during the liquidation period. Therefore, the Board has not determined the detailed terms or structure for a liquidating trust, the characteristics of which would be determined by the Board at a future date. If any such liquidating trust is implemented, a copy of the trust agreement shall be filed with the Commission prior to its use or implementation.

     CONDITIONS TO THE DISTRIBUTION. Under the Liquidation Proposal, the Board may modify, amend or abandon the Liquidation Proposal, notwithstanding Stockholder approval, if the Company receives a bona fide offer for the purchase of substantially all of its assets, which would result in the Stockholders receiving a distribution greater than the aggregate of the then anticipated distributions under the Preliminary Distribution and Final Distribution, if any, pursuant to the Liquidation Proposal. In the event that approval of the Liquidation Proposal by affirmative vote of holders of a majority of the outstanding Shares of the Company is not obtained, the Company intends to continue to transact business and to consider alternative courses of action.


                        CERTAIN CONSIDERATIONS

     GENERAL EFFECTS OF THE LIQUIDATION PROPOSAL.  The Liquidation
Proposal substantially affects the outstanding Shares. Under the Liquidation Proposal, each Stockholder is entitled to receive, in exchange for the cancellation of his or her Shares, his or her pro-rata share of the assets, if any, remaining after the payment of all the Company's liabilities and appropriate provision for the Company's contingent and unknown liabilities. There is no assurance that any amounts will be available for distribution to the Stockholders in the Final Distribution or that any amounts received in liquidating distributions will not ultimately be claimed by the Company's creditors. In addition, even if the Final Distribution were to occur, it could be delayed for several years pending the resolution of the Company's contingent and unknown liabilities. See "The Liquidation Proposal--Contingency Reserve."

     NO ASSURANCES OF DISTRIBUTIONS. There can be no assurances that the Company will be successful in disposing of properties for values equaling or exceeding those currently estimated by the Company or that such dispositions will occur as early as intended by the Board. If values of the Company's assets, including International Marketplace, decline or the costs related to such sales exceed those which are currently estimated by the Company, the liquidation may not yield distributions as great as or greater than the recent market prices of the Shares.

     POSSIBLE DECREASING LIQUIDITY. As assets of the Company are sold and proceeds are distributed, the market capitalization and "float" will diminish further and market interest in the Shares in the investment community may diminish, thereby reducing or effectively eliminating the market demand and liquidity for the Shares, which would adversely affect the market price for the Shares.

     LOSS OF PUBLIC ENTITY VALUE. Once the Stockholders vote to dissolve the Company, it is presently intended that the Company will be wound-up. This fact jeopardizes any value that a potential acquiror might place on the ability to acquire a publicly-held entity, and it may preclude other possible courses of action not yet identified by the Board.

     LOSS OF TAX LOSS CARRYFORWARDS. The dissolution of the Company will prevent any potential acquiror from realizing certain loss carryforwards of the Company. As of January 1, 1998, the tax loss carryforwards amounted to approximately $2,700,000. The Company expects to generate significant loss carryforwards for fiscal year 1998 of approximately $32,000,000, which amount will be reduced by any funds received by the Company from the bankruptcy estate of CBH and his wife. The Company's tax loss carryforwards could be valuable to potential acquirors. However, under
Section 382 of the Internal Revenue Code of 1986, as amended, there are limitations on utilizing tax loss carryforwards by acquirors.

     SALES OF ASSETS NOT SUBJECT TO FURTHER STOCKHOLDER APPROVAL. If the Stockholders approve the Liquidation Proposal, the Board will have the authority to sell all of the Company's assets on such terms as the Board determines appropriate. Notably, the Stockholders will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of any such sale.

     APPRAISAL RIGHTS. Under Delaware law, and the Company's Restated Certificate of Incorporation, Stockholders who vote against the Liquidation Proposal will not have any appraisal rights or similar dissenters' rights for their Shares.

     TRADING OF SHARES. The Company will close its stock transfer books and discontinue recording transfers of Shares on the earlier to occur of:
(i) the close of business on the record date fixed by the Board for the Final Distribution (the "Final Distribution Record Date"); or (ii) the date on which the Board requests a Stop Trading Order be issued by the NASDAQ, or NASDAQ issues such an order, and thereafter certificates representing Shares will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. After the earlier to occur of: (x) the Final Distribution Record Date; or (y) the date of the Stop Trading Order, the Company will not issue any new stock
certificates, other than replacement certificates.   On June 15, 1998, the
high bid, the low asked and the closing prices of the Shares on the NASDAQ Electronic Bulletin Board were each $.31, respectively.


               CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of the material federal income tax consequences to the Stockholders relevant to the Company's adoption and implementation of the Liquidation Proposal. The discussion does not deal with all of the tax consequences of the Liquidation Proposal that may be relevant to every Stockholder. STOCKHOLDERS SHOULD THEREFORE CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE LIQUIDATION PROPOSAL TO THEM UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS. The discussion of tax consequences that follows is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service (the "IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively.

     TAX CONSEQUENCES TO THE COMPANY. For federal income tax purposes, the Company is taxed as a REIT. In order for the Company to continue to qualify as a REIT, it must satisfy a number of asset, income and distribution tests. First, at least 75% of the value of the Company's assets at the close of each quarter of the Company's taxable year must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of the Company's operations), and government securities. The Company may not have more than 25% of its total assets represented by non-government securities and, in connection with investments in such non-government securities, not more than 5% of the value of the Company's total assets may be invested in such securities of any one issuer. In addition, the Company may not hold more than 10% of the outstanding voting securities of any one issuer unless it holds all of the voting securities of such issuer.

     The Company must also meet a threefold source of income test. First, at least 75% of the Company's gross income must be derived from rents from real property, interest on obligations secured by mortgages on real property, and other sources directly related to its real estate activities.

Second, at least 95% of the Company's gross income must be derived from the sources described above and from dividends, interest and gains from sales or dispositions of stock or securities. Finally, the Company must distribute 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding any net capital gain) to its Stockholders each taxable year.

     The Company anticipates that it will remain qualified under the foregoing tests throughout the period of the liquidation. However, given the changes in the nature of the Company's assets and in the Company's sources of income which may result from sales of assets in the liquidation, and the need to retain assets to meet liabilities, there can be no assurance that the qualification tests will be met. If the Company ceases to qualify as a REIT for any taxable year, it would not be entitled to deduct dividends paid to the Stockholders from its taxable income and would, therefore, be liable for federal income taxes with respect to its gains from sales of assets and its income from operations for that year and for subsequent taxable years, although its substantial net operating loss carryforwards would be available to offset most of such income. Net operating loss carryforwards are, however, allowed to offset a maximum of 90% of a corporation's alternative minimum taxable income. In addition, certain states, such as California, impose restrictions on a corporation's use of net operating loss carryforwards. Thus, if the Company fails to maintain its qualification as a REIT and has taxable income for a taxable year, some federal and state tax may be owing in spite of the Company's net operating loss carryforwards.

     For purposes of calculating a REIT's taxable income for a given year,
Section 857(b) of the Code allows the REIT a deduction for dividends paid to its shareholders during that taxable year and, therefore, a REIT generally is not subject to federal income tax to the extent it distributes its taxable income to its shareholders as a dividend.

     In order to be entitled to this deduction, a REIT's distributions to shareholders must be "dividends," but distributions in liquidation of a corporation are generally treated as being in full payment of a shareholder's interest in the corporation. In the context of the liquidation of a REIT, Section 562(b) of the Code provides a special rule which will classify distributions in liquidation as dividends if certain conditions are met. Section 562(b) provides that, if a REIT is liquidated within the 24-month period following the adoption of a plan of liquidation, distributions pursuant to such plan will, to the extent of the distributing corporation's earnings and profits for the year of the distribution, be treated as dividends for purposes of computing the corporation's dividends paid deduction.

     Adoption of the Liquidation Proposal by the Stockholders will constitute adoption of a plan of liquidation for this purpose. It is anticipated that the Company will completely liquidate within 24-months of the adoption of the plan of liquidation so as to take advantage of Section 562(b), but no assurance can be provided that this timetable will, in fact, be met. For instance, it may not be possible to sell the Company's assets at acceptable prices during such period. As the end of the 24-month period approaches, the Company will evaluate the then current situation and consider whether distribution of its remaining assets and liabilities to a liquidating trust (which would satisfy the complete liquidation requirement) would be appropriate, or whether existing circumstances, taken as a whole, indicate that the Stockholders would be better served by a course of action which might forego the benefits of Section 562(b). If for any reason a dividend paid deduction were not available to eliminate the Company's taxable income, the Company's substantial net operating loss carryforwards would offset such income, provided, as noted above, that such net operating loss carryforwards may only offset a maximum of 90% of a corporation's alternative minimum taxable income.

     Although Section 562(b) of the Code may treat liquidating distributions as dividends, it only does so "to the extent of the earnings and profits of the corporation for the taxable year of the distribution."
Section 562(e) of the Code provides that, for purposes of determining a REIT's dividends paid deduction, a REIT's earnings and profits for a taxable year are to be increased by the total amount of gain recognized on the sale or exchange of real property during that year. Thus, there should be sufficient earnings and profits to allow distribution of such gain on sale to qualify as a dividend. It is anticipated that the Company will distribute sufficient amounts to the Stockholders each year so that it will remain qualified as a REIT under the rules described above and that the Company will have no REIT taxable income as a result of the proposed liquidation.

     The Company is also subject to a 100% excise tax on any gain from a "prohibited transaction." The term "prohibited transaction" means the sale or other disposition of Company property which is held for sale to customers in the ordinary course of the Company's trade or business. The determination of whether property is held for sale to customers in the ordinary course of the Company's trade or business is inherently factual in nature and, thus, cannot be predicted with certainty. The Code does provide a "safe harbor" which, if all its conditions are met, would protect a REIT's property sales from being considered prohibited transactions, but the Company may not be able to satisfy these conditions in every case, either because its liquidation activity will result in more sales in a year than are permitted under the safe harbor or because certain expenses directly incurred by the Company may be too high. While, as noted above, this determination is inherently factual, the Company does not believe that any of its property is held for sale to customers in the ordinary course of business, but rather that properties are all held for investment and the production of rental income.

     CONSEQUENCES TO STOCKHOLDERS. The Company believes that the Preliminary Distribution and Final Distribution, if any, to Stockholders pursuant to the Liquidation Proposal will be treated as distributions in complete liquidation of the Company; that is, they will not be treated as dividends, but rather as if the Stockholder had sold his or her Shares. In such case, a Stockholder will recognize gain or loss with respect to each Share held by the Stockholder, measured by the difference between: (i) the Stockholder's basis in that Share; and (ii) the total amount of cash and fair market value of other property, if any, received by the Stockholder with respect to such Share pursuant to the Liquidation Proposal. (See "Liquidating Trust" for consequences to Stockholders if the Company's assets are dispersed to a liquidating trust, below.) If a Stockholder holds more than one block of Shares (groups of Shares acquired at different times or at different costs), each liquidating distribution will be allocated ratably among the various blocks of Shares and gain or loss will be computed separately with respect to each block of Shares.

     Gain or loss recognized by a Stockholder will be capital gain or loss provided the Shares are held by the Stockholder, as capital assets; capital gain or loss will be long-term if the Shares were held for more than 18 months. Corporate stockholders may deduct capital losses recognized in a taxable year only to the extent of capital gains recognized during such year. Unused capital losses of a corporation may be carried back three years and forward for five years, but may not be carried to any year in which they would create or increase a net operating loss. On the other hand, individual stockholders may deduct capital losses to the extent of their capital gains, plus $3,000. Any unused capital loss may be carried forward indefinitely until the individual taxpayer recognizes sufficient capital gains to absorb them. Capital losses may not be carried back by an individual.

     The Liquidation Proposal may result in more than one liquidating distribution to the Stockholders. Each liquidating distribution will be first applied against the adjusted tax basis of each of a Stockholder's Shares and gain will be recognized with respect to a Share only after an amount equal to the adjusted tax basis of such Share has been fully recovered. Any losses with respect to a Share may be recognized by a Stockholder only after the Company has made its Final Distribution, if any, or after the last substantial liquidating distribution is determinable with reasonable certainty. As a consequence of the foregoing, Stockholders incurring losses under the Liquidation Proposal will likely be prevented from recognizing such losses until the receipt of the Final Distribution, if any.

     LIQUIDATING TRUST. If the Company's assets are distributed to a liquidating trust, such distribution would be treated, for federal income tax purposes, as a distribution of the Company's assets to the Stockholders followed by a contribution by the Stockholders of the assets to the liquidating trust. As a result, each Stockholder would recognize gain or loss upon the transfer of assets to the liquidating trust based upon the value of the assets transferred, reduced by fixed liabilities assumed by the liquidating trust. If gain is recognized by a Stockholder on the transfer of assets to the liquidating trust, that Stockholder will be liable for the payment of any resulting tax, whether or not any distribution of cash has been made to the Stockholder. In addition, the Stockholders would be taxed on all income earned by the liquidating trust, whether or not such income is distributed. Further, if a contingent liability of the Company is paid by the liquidating trust, the payment would give rise to a capital loss to the Stockholders.

     TAXATION OF NON-UNITED STATES STOCKHOLDERS. Because the liquidating distributions pursuant to the Liquidation Proposal will be treated as paid in exchange for a Stockholder's Shares and not as dividends, no withholding on liquidating distributions will generally be required because of the Foreign Investment in Real Property Tax Act, commonly known as "FIRPTA," unless a Stockholder who is not a U.S. citizen or resident owns, or has owned within the prior five years, 5% or more of the Company's outstanding Shares.

     STATE AND LOCAL INCOME TAX. Stockholders may also be subject to state or local taxes with respect to distributions received by them pursuant to the Liquidation Proposal and should consult their tax advisors regarding such taxes.

     BACKUP WITHHOLDING. Liquidating distributions will not be subject to back-up withholding.

     PENDING LEGISLATION. Stockholders should be aware that a variety of tax-related legislation is under consideration before Congress, some of which could affect the tax treatment of transactions described in this Proxy Statement. Neither the Company nor its counsel can predict whether any of these proposals will ultimately be enacted or whether any enactments would have an adverse effect on the Company or any Stockholder. Stockholders are urged to contact their own tax advisors regarding the effect any proposed changes may have on their own individual situations.


      SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Shares as of May 29, 1998 by: (i) each Director of the Company who beneficially owns Shares; (ii) each Executive Officer of the Company; (iii) each person that is known by the Company to beneficially own more than 5% of the outstanding Shares; and (iv) all Directors and Executive Officers of the Company as a group. The Stockholders named below have sole voting and investment power with respect to the Shares shown as beneficially owned by them, except as expressly disclosed to the contrary.

                                       Amount and
                                       Nature of
  Title of     Name and Address        Beneficial         Percent of
   Class       of Beneficial Owner     Ownership          Class
------------   -------------------     -----------        ----------

Common Stock   John R. Young           500 Shares         less than 1%
               155 Walpole Street
               Dover, MA 02030

Common Stock   Thomas A. Ellsworth     None               None
               PKF Investments
               105 Belcher
               Essex, MA 01920

Common Stock   Neil D. Hansen          2,000 Shares       less than 1%
               150 South Wacker Drive
               Suite 2900
               Chicago, IL 60606

Common Stock   Credit Research &
               Trading LLC.            297,180(1) Shares  7.2%
               One Fawcett Place
               Greenwich, CT 06830

Common Stock   Mr. John Levin           29,147(1) Shares  .7%
               c/o Credit Research
               & Trading LLC
               One Fawcett Place
               Greenwich, CT 06830

Common Stock   All Directors and       2,500 Shares       less than 1%
               Executive Officers
               of the Company
               as a group

--------------------

     (1) As stated in the report on Schedule 13D under the Securities Exchange Act of 1934, as amended, filed on January 26, 1998, as a group, Mr. John Levin and Credit Research & Trading LLC beneficially own 326,327 Shares (7.9%), as of January 15, 1998. However, Mr. Levin and Credit Research & Trading LLC each disclaims any beneficial interest in securities owned by the other.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Section 16(a) of the Exchange Act and regulations of the Commission thereunder require the Company's executive officers and directors and persons who own more than 10% of the Company's stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Commission. Executive officers, directors and persons owning more than 10% of the Company's stock are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during the year ended December 31, 1997, all persons subject to Section 16(a) were in compliance with all Section 16(a) filing requirements.

     CERTAIN TRANSACTIONS. At March 31, 1998, the Company had advanced approximately $740,000 to the Affiliated Borrowers in an effort to protect the Company's collateral positions.

     The Company's near term capital requirements will be for ongoing operating costs during the period of self-liquidation. The Company believes that its existing cash, cash equivalents and investment securities should be adequate to fund near-term capital requirements.


                          OUTSTANDING SHARES

     In April 1996, the Shares were delisted from the American Stock Exchange. The Shares are currently listed on the NASDAQ Electronic Bulletin Board under the symbol RIIV. As of the Special Meeting Record Date for the determination of persons entitled to vote at the Special Meeting, there were 4,156,000 Shares outstanding.


                         INDEPENDENT AUDITORS

     BDO Seidman has been appointed as the Company's independent auditors for the fiscal year ending December 31, 1998 pursuant to the recommendation of the Board. BDO Seidman has served as the Company's independent auditors since December 1996. A representative of BDO Seidman is expected to be present at the Special Meeting with an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions with respect to that firm's examination of the Company's financial statements and records for the fiscal year ended December 31, 1997.


            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated by reference herein:

1.   Annual Report on Form 10-KSB for the fiscal year ended December 31,
1997.
2.   Quarterly Report on Form 10-QSB for the quarterly period ended
March 31, 1998.

     The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the written or oral request of any such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the foregoing documents incorporated herein by reference (other than any exhibits to such documents which are not specifically incorporated herein or into such documents by reference). Requests should be directed to:

     Resort Income Investors, Inc.
     150 South Wacker Drive
     Suite 2900
     Chicago, Illinois 60606
     Attention:  Investor Relations
     Telephone:  (312) 683-3323

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting or any adjournment or postponement thereof shall be deemed to be incorporated by reference herein.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed to constitute a part hereof except as so modified or superseded.


                             OTHER MATTERS

     The Board is not aware that any other matters will be brought before the Special Meeting for action, but if any other matters shall properly come before the meeting it is intended that the persons authorized under proxies solicited on behalf of the Board may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

                                 By Order of the Board of Directors
                                 RESORT INCOME INVESTORS, INC.


                                 Neil D. Hansen
                                 Secretary







                               IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

                     RESORT INCOME INVESTORS, INC.

                        150 SOUTH WACKER DRIVE
                              SUITE 2900
                       CHICAGO, ILLINOIS  60606
                             312-683-3323



      This Proxy is solicited on behalf of the Board of Directors


     The undersigned hereby appoints John R. Young, Don S. Hershman and Neil D. Hansen, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Resort Income Investors, Inc. (the "Company") held of record by the undersigned on June 18, 1998, at the Special Meeting of Stockholders when convened on July 16, 1998, or any postponement or adjournment thereof.





                    Continued on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

1. PROPOSAL to approve the Liquidation Proposal of the Company as specified in the Proxy Statement (check one box):

           FOR              AGAINST          ABSTAIN

           [   ]             [   ]            [   ]



     In their discretion, the Proxies are authorized to transact any other business as may properly come before the Special Meeting, or any adjournment thereof.

                                 DATED:_______________________, 1998

                                 ____________________________________
                                 Signature

                                 ____________________________________
                                 Signature (if held jointly)

                                       Sign exactly as name appears at
left. If joint tenant, both should sign. If attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign corporate name by President or authorized officer.

If a partnership, sign in full partnership name by authorized person.


PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS CARD USING THE ENCLOSED ENVELOPE. PLEASE CONTACT THE COMPANY'S PROXY SOLICITOR, CHASEMELLON SHAREHOLDER SERVICES, AT (800)667-6589, WITH ANY QUESTIONS REGARDING THE ABOVE.

                               EXHIBIT A

                         LIQUIDATION PROPOSAL
                                  OF
                     RESORT INCOME INVESTORS, INC.

     1. SCOPE OF LIQUIDATION PROPOSAL. This Liquidation Proposal (the "Liquidation Proposal") provides for the complete liquidation and dissolution of Resort Income Investors, Inc., a Delaware corporation (the "Company"), by providing for: (a) the sale or other disposition of all of the assets of the Company; (b) the dissolution of the Company in accordance with the Delaware General Corporation Law (the "DGCL"); and (c) distribution to the Company's stockholders (the "Stockholders") in a Preliminary Distribution and (to the extent additional funds are available) a Final Distribution (each term as defined below) of the net cash or cash equivalent proceeds (after payment of liabilities, obligations and expenses) to be realized from the sales or other dispositions of its assets in complete cancellation of each Stockholder's stock. The liquidation, dissolution and distributions shall be accomplished in the manner stated in this Liquidation Proposal.

     2. ADOPTION OF LIQUIDATION PROPOSAL BY STOCKHOLDERS. The Board of Directors (the "Board") has determined that the Liquidation Proposal is advisable for the Company and has adopted the Liquidation Proposal and submitted it to the Stockholders for their vote in accordance with the DGCL. The Liquidation Proposal shall be adopted and shall become effective upon its adoption by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company. The Liquidation Proposal shall be voted upon by the Stockholders at the special meeting of Stockholders to be held on July 16, 1998 (the "Special Meeting") pursuant to a notice and proxy statement.

     3. DISSOLUTION. Upon adoption by the Stockholders of the Liquidation Proposal, the Board shall cause a certification of dissolution (the "Certificate of Dissolution") to be filed with the Delaware Secretary of State as required by DGCL Section 275(d). At such time thereafter as the Board shall determine, in its sole discretion, the Company shall: (a) provide notice of dissolution to all its known creditors, via certified mail, return receipt requested, as required by Section 280 of the DGCL; (b) cause any documentation required by federal or state tax authorities to be obtained, prepared, executed and filed; and (c) after the filing of Certification of Dissolution and notice to the Company's known creditors, provide notice of the filing of the Certificate of Dissolution by publishing such notice at least once a week for two (2) consecutive weeks in a newspaper of general circulation each in an applicable jurisdiction as required by the Section 280 of DGCL.

     4. SALE OF ASSETS. Following the adoption of the Liquidation Proposal by the Stockholders, the Board shall cause the Company to sell, convey, transfer and deliver or otherwise dispose of all of its assets, as follows:

           (a) The Board shall, or shall cause the officers of the Company (or a person or entity responsible for administration of the liquidation appointed by the Board (the "Liquidation Administrator")), to negotiate the sale, conveyance, transfer and delivery or other disposition of the real property of the Company which consists of the subleasehold interest in International Marketplace, a retail center located in Honolulu, Hawaii ("International Marketplace"). International Marketplace may be sold or otherwise disposed of, to any one or more buyers, as the Board, the officers of the Company (or a Liquidation Administrator) shall deem advisable, in exchange for cash or cash equivalents, or any combination thereof, and at public or private sale; provided that the

     Company receives consideration close to the approximate carrying value of International Marketplace on December 31, 1997 as set forth in the Company's Statement of Net Assets in Liquidation as of such date. The Board is authorized to modify these guidelines or to establish additional guidelines pursuant to which the Board, officers of the Company (or a Liquidation Administrator) may sell, convey, transfer and deliver or otherwise dispose of International Marketplace, including modification of the minimum acceptable sale price. If the officers of the Company or a Liquidation Administrator propose to sell, convey, transfer and deliver or otherwise dispose of any real property upon terms and conditions which do not conform to the guidelines established by the Board, any such sale may be consummated only after the Board approves the material terms and conditions of such sale.

           (b) The Board shall, or shall cause the officers of the Company (or a Liquidation Administrator), to negotiate the sale, conveyance, transfer and delivery or other disposition of all personal property and other assets of the Company in exchange for cash, cash equivalents or, any combination thereof, at public or private sale, consistent with the orderly disposition of the Company's assets under this Liquidation Proposal. The Board is authorized to establish guidelines pursuant to which the Board, the officers of the Company (or a Liquidation Administrator) may sell, convey, transfer and deliver or otherwise dispose of the personal property of the Company without further approval of the Board. If the officers of the Company (or a Liquidation Administrator) propose to sell, convey, transfer and deliver any personal property upon terms and conditions which do not conform to the guidelines established by the Board, any such sale may only be consummated after the Board approves the material terms and conditions of such sale.

           (c) After adoption of the Liquidation Proposal, the Company shall not engage in any business activities, except to the extent necessary for preserving the values of the Company's assets, winding-up its business and affairs, discharging and paying all Company liabilities and distributing Company assets in accordance with this Liquidation Proposal.

           (d) After adoption of the Liquidation Proposal by the Stockholders, the Stockholders shall have no right to approve or disapprove the terms of the sale of any Company assets.

     5. PAYMENT OF AND RESERVE FOR LIABILITIES. The Board, the officers of the Company (or a Liquidation Administrator) shall pay, or shall make adequate provision for payment of, all known liabilities of the Company which are attributable to the Company or its personal or real property or other assets and which are not assumed by any buyer thereof. After the time period for response to the Company's Notice of Dissolution has elapsed, the Board or the officers of the Company (or a Liquidation Administrator), at the direction of the Board, shall establish a reserve account for all claims which are contingent, conditional or unmatured claims known to the Company, and all claims which are known to the Company but for which the identity of the claimant is unknown. The Board may in its discretion also reserve from distribution cash or other assets of the Company in such additional amount as the Board determines to be reasonably necessary for payment of unknown, unascertained liabilities or expenses of the Company (all such amounts reserved are collectively referred to as the "Contingency Reserve"). Prior to the distribution of any assets to Eligible Stockholders (as defined below), the Company shall satisfy its obligations with respect to the Litigation Settlement (as defined in the Company's Special Meeting Proxy Statement dated June 18, 1998).


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     6.    INVESTMENT OF CASH PROCEEDS.  The cash proceeds of the sale or other disposition of the personal or real property and assets of the Company, shall, pending any liquidating distributions, be invested by the Board in such manner as the Board deems appropriate, in its sole discretion; provided, however, that any such proceeds will be invested in highly-liquid investments and will be invested by the Board in such manner that the Company will not be deemed an investment company under, and for the purposes of, the Investment Company Act of 1940.

     7. LIQUIDATING DISTRIBUTIONS. (a) The cash proceeds realized from the sale or other disposition of real or personal property and other assets of the Company, and any interest or other return thereon, shall be distributed to the Stockholders in a preliminary liquidating distribution and, to the extent additional funds are available, a final liquidating distribution at such times and in such amounts as shall be determined by the Board, in its sole discretion. The preliminary distribution shall be for approximately ninety-five to ninety-nine percent (95-99%) of the amounts available for distribution (the "Preliminary Distribution") (after payment of all known liabilities and claims). The Preliminary Distribution date will be established by the Board at its discretion and is expected to occur late in the Company's fourth fiscal quarter of 1998 (the "Preliminary Distribution Date"). The remaining amounts will be placed in a contingency reserve (the "Contingency Reserve"). The final liquidating distribution (the "Final Distribution"), if any, is expected to occur in early 1999, but may, at the Board's discretion, be postponed in accordance with the three-year period for winding up the Company's affairs under the DGCL (the "Final Distribution Date"). Any liquidating distributions shall be made through the agency of FCTC Transfer Services, L.P., the Company's transfer agent, or such other agent as may be selected by the Board (the "Transfer Agent").

At such time as the Board determines that any liquidating distribution shall be made to the Eligible Stockholders, the Board shall cause the officers of the Company to deposit with the Transfer Agent the aggregate amount of funds or others assets to be distributed to Eligible Stockholders as a liquidating distribution. For the purpose of making the Preliminary Distribution and Final Distribution, if applicable, to the Eligible Stockholders, the Board shall set record dates for determining the Stockholders entitled to receive such liquidating distributions (any such date to be a "Distribution Record Date"), and the Transfer Agent shall distribute all funds or other assets deposited with it for such purpose to the Stockholders of record on any such Distribution Record Date (the "Eligible Stockholders").

     (b) The Final Distribution, if any, shall be in complete redemption and cancellation of all of the outstanding shares of common stock of the Company (the "Shares"). At such time as the Company makes the Final Distribution, if any, to the Eligible Stockholders, all of the outstanding Shares shall be deemed cancelled.

     (c) As a condition to receipt of the Final Distribution, if any, to the Eligible Stockholders, the Board, shall require Eligible Stockholders to: (i) surrender their certificates evidencing the Shares to the Company or the Transfer Agent; or (ii) furnish the Company or the Transfer Agent with evidence satisfactory to the Board of the loss, theft or destruction of their certificates evidencing the Shares, together with such surety bonds of other security or indemnity as may be required by and satisfactory to the Company or the Transfer Agent.

     8. TRADING OF SHARES. At any time after the Preliminary Distribution Date, the Board may, if the Board deems such action to be in the best interests of the Company and the Stockholders, cause the Shares to be delisted from any securities exchange on which they are traded or to no longer be traded or completely prohibit the trading or other transfer of the Company's common stock if and to the extent permitted by law (the "Stop Trading Date"). The Board shall cause the officers of the Company to send notice of any Stop Trading Date in advance of such date to all known Stockholders and to such brokers and market makers as the Board deems advisable. No trading of the Shares will be permitted after the Distribution Record Date for the Final Distribution, if any.

     9. LIQUIDATION ADMINISTRATOR. The Board shall attempt to appoint a Liquidation Administrator to accelerate and complete the liquidation process in late 1998. The Liquidation Administrator, in consideration of a fee to be negotiated between the Board and the Liquidation Administrator, will assume, and may indemnify and hold the Company harmless from and against the Company's debts, obligations and liabilities (except for claims by Stockholders, if any, attributable to their ownership of Shares) in connection with the liquidating distributions (the "Indemnity"). After the Preliminary Distribution and the appointment of the Liquidation Administrator, assuming there are then illiquid assets of the Company, the Company shall, in consideration for the Indemnity, transfer those assets to the Liquidation Administrator to accomplish a full and complete liquidation of the Company's assets. The Board shall attempt to obtain the Indemnity of the Liquidation Administrator to provide the Company and its Stockholders with protection against the subsequent assertion of a claim against the Company which could jeopardize each Stockholder's ability to retain his pro-rata distributions. The Board may require the Liquidation Administrator to post bond or other surety to satisfy such Indemnity obligations. However, there can be no assurance that the Company will be able to locate an individual or an entity to serve as the Company's liquidation administrator and even if one is engaged, a possibility exists that the indemnification to the Stockholders may be limited or unable to be obtained.

     10. LIQUIDATING TRUST AGREEMENT. (a) If the Board deems it advisable for any reason, it may at any time, in its sole discretion and on behalf of the Stockholders, create a Liquidating Trust (the "Liquidating Trust") by entering into a liquidating trust agreement (the "Liquidating Trust Agreement") for the purpose of: (i) completing the liquidation of the real property and other assets of the Company; (ii) providing for the payment of all known, unknown, unascertained and contingent liabilities or administration of the Contingency Reserve; and (iii) making liquidating distributions to the Eligible Stockholders in cash or cash equivalents.

     (b) Concurrently with the execution of the Liquidating Trust Agreement, the Company shall transfer and assign to the trustee of the Liquidating Trust all of the Company's right, title and interest in and to all of its assets, including without limitation, any real property or personal property assets still owned by the Company, and any cash proceeds.

Effective upon the date of such transfer, each Stockholder as of the date of such transfer, or any Record Date that may be established in connection therewith, shall become a beneficial interest record holder of the Liquidating Trust, and all outstanding Shares shall be deemed cancelled. Each such Stockholder shall hold a proportion of the outstanding beneficial interests in the Liquidating Trust equal to the proportion of Shares such Stockholder held of the total outstanding Shares as of the date of such transfer, or the record date established in connection therewith, as the case may be.

     (c) The Board is authorized to appoint one or more individuals or corporate persons to act as trustees of the Liquidating Trust (the "Liquidation Trustee") and to cause the Company to enter into the Liquidating Trust Agreement with such Liquidation Trustee on such terms and conditions as the Board shall determine in its sole discretion. Adoption of the Liquidation Proposal will constitute the approval of the Stockholders of any such appointment and the Liquidating Trust Agreement.

     11. UNLOCATED ELIGIBLE STOCKHOLDERS. If any distribution to an Eligible Stockholder cannot be made, whether because the Eligible Stockholder cannot be located, has not surrendered its certificates evidencing the Shares as required hereunder or for any other reason, the distribution to which such Eligible Stockholder is entitled shall (unless transferred to a Liquidating Trust established pursuant hereto) be transferred at such time as the final liquidating distribution is made by the Company to and deposited with the state official authorized by the laws of the State of Delaware to receive the proceeds of such distribution; such transfer shall comply in all respects with the laws of the State of Delaware and the DGCL. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Eligible Stockholder as the sole equitable owner thereof and shall escheat to the State of Delaware or be treated as abandoned property in accordance with the laws of the State of Delaware. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

     12. POWER OF BOARD. The Board and, if authorized by the Board, the officers or any Liquidation Administrator appointed by the Board, shall have authority to do or authorize any and all acts and things as provided for in this Liquidation Proposal and any and all such further acts and things as they may consider desirable to carry out the purposes of this Liquidation Proposal, including the execution and filing of all such certificates, documents, tax returns and other documents which may be necessary or appropriate to implement the Liquidation Proposal. The Board may authorize such variations from or amendments to the provisions of the Liquidation Proposal as may be necessary or appropriate to effectuate the complete liquidation, dissolution and termination of existence of the Company, and the distribution of its assets to the Eligible Stockholders in accordance with the laws of the State of Delaware. The death, resignation or other disability of any Board member or officer of the Company shall not impair the authority of the surviving or remaining Board member(s) or officer(s) to exercise any of the powers provided for in the Liquidation Proposal. Upon such death, resignation or other disability, the surviving or remaining Board member(s) shall have authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining Board member(s) or officer(s) to exercise any of the powers provided for in the Liquidation Proposal.

     13. AMENDMENTS. Notwithstanding adoption of the Liquidation Proposal by the Stockholders at the Special Meeting, the Board may modify or amend the Liquidation Proposal without further action by the Stockholders, to the extent permitted under then current Delaware law. Prior to the filing of the Certificate of Dissolution, the Board may abandon the Liquidation Proposal without the further approval of the Stockholders if the Company receives a bona-fide offer for the purchase of substantially all of its assets that would result in the Stockholders receiving a distribution greater than the aggregate value of the expected Preliminary and Final Distributions under the Liquidation Proposal.

     14. CONDUCT OF THE COMPANY FOLLOWING ADOPTION OF LIQUIDATING PROPOSAL. The directors and officers of the Company will continue to serve in such capacity until December 1998. The continuing officers and directors or Liquidation Administrator (if applicable), will receive compensation for the duties then being performed as determined by the Board. The Board has not established specific guidelines for determination of the compensation to be paid to directors and officers of the Company or any Liquidation Administrator following approval of the Liquidation Proposal by the Stockholders.

     15. INDEMNIFICATION/INSURANCE. The Board shall have the power and authority after the effective date of this Liquidation Proposal to purchase and/or continue and maintain insurance as it deems necessary to cover the Company's indemnification obligations, including insurance which shall remain in effect subsequent to the dissolution of the Company. The Company's obligation to provide such indemnification may be satisfied out of the Contingency Reserve or any Liquidating Trust. All indemnification agreements to which the Company is a party shall remain in full force and effect after the effective date of this Liquidation Proposal.

     16. COSTS AND EXPENSES. Without limiting the authority of the Board to authorize the payment of the Company's expenses, the Board is authorized, empowered and directed to pay any and all fees, costs and expenses incurred by the Company in connection with the Liquidation Proposal and the sale of assets and liquidating distributions contemplated thereunder, including, but not limited to, all legal, accounting, printing, appraisal, brokerage, agency and other fees, costs and expenses of persons rendering services to the Company.